 As filed with the Securities and Exchange Commission on October 6, 1999

                                                            Registration No. 33-
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------

                            EAST WEST BANCORP, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                  95-4703316
    (State or Other Jurisdiction                     (IRS Employer
    of Incorporation or Organization)                Identification No.)

     415 Huntington Drive                                   91108
    San Marino, California                               (Zip Code)
    (Address of Principal Executive Offices)

                            EAST WEST BANCORP INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                            Mr. Douglas P. Krause
                            Senior Vice President, Secretary and General Counsel East West Bancorp, Inc.
                       (Name and Address of Agent for Service)

                                (626) 583-3587

         (Telephone number, including area code, of agent for service)


                                              CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                   Proposed Maximum Offering            Proposed Maximum
  Title of Securities to      Amount to be             Price Per                       Aggregate Offering       Amount of
       be Registered          Registered/1/             Share/2/                            Price/2/           Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
   Common Stock                    1,000,000               $11.16                        $11,160,000               $3,102.48
-----------------------------------------------------------------------------------------------------------------------------------
        Total                      1,000,000               $11.16                        $11,160,000               $3,102.48
===================================================================================================================================

1    These shares are reserved for issuance pursuant to East West Bancorp,
          Inc.'s 1998 Employee Stock Purchase Plan (the "Plan"). Pursuant to Rule 416, also being registered are additional shares of common stock as may become issuable under the Plan through the operation of anti-dilution provisions.

2    Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low sales price of the common stock of East West Bancorp, Inc. in the consolidated reporting system of the NASDAQ National Market System on October 4, 1999, of $11.16.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

          The following documents of East West Bancorp, Inc., a Delaware corporation (the "Company"), previously filed with the Securities and Exchange Commission are incorporated by reference:

          (1) The Company's Annual Report on Form 10-K for the year ending December 31, 1998;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1999;

          (3) The Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1999; and

          (4) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on October 2, 1998 together with any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) or the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus that is part hereof from the date of filing such documents.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          Counsel for the Company is an officer of Company. He has the following interests 36,200 shares of common stock of the Company, 25,000 options to purchase shares of the Company at a grant price of $10.00 per share, and 1,363 shares of restricted stock of the Company.

Item 6. Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law (the "GCL") of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          The Company's Certificate of Incorporation and Bylaws, provide, in effect, that to the full extent and under the circumstances permitted by Section 145 of the GCL, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or an executive officer of the Company or serves or served at the Company's request as a director, officer, employee, partner, or trustee of another corporation, joint venture, trust or other enterprise.

          The Company's Certificate of Incorporation relieves its directors from monetary damages to the Company or its stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the GCL. Under Section 102(b)(7) of the GCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions of the GCL imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

          None.

Item 8.   Exhibits.


Exhibit
Number                                   Description
------    ----------------------------------------------------------------------

3.1 Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3(i) to the Registrant's Registration Statement on Form S-4, as filed September 17, 1998.

3.2 Bylaws of the Registrant, incorporated herein by reference to Exhibit 3(ii) to the Registrant's Registration Statement Form S-4, as filed September 17, 1998.

4.1 Specimen Certificate of the Registrant, incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4, as filed September 17, 1998.

4.2       Registration Rights Agreement, incorporated herein by reference to
          Exhibit 4.2 to the Registrant's Registration Statement on Form S-4, as filed September 17, 1998.

4.3 Warrant Agreement, incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-4, as filed September 17, 1998.

5.1       Opinion of Douglas P. Krause.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Douglas P. Krause (included in Exhibit 5.1).

99.1 Registrant's 1998 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form S-4, as filed September 17, 1998.

Item 9.   Undertakings.

          1.   The undersigned registrant hereby undertakes:

               (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (ii) That, for the purpose of determining any liability under the

Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

               (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of it counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Marino, State of California, on this 30th day of September, 1999.

                                        EAST WEST BANCORP, INC.

                                    By:/s/ Douglas P. Krause
                                       ----------------------------------------
                                           Douglas P. Krause
                                           Senior Vice President, Secretary and
                                           General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Name                             Title                                             Date
  ----                             -----                                             ----

/s/ Dominic Ng                 Chairman of the Board, President and             September 30, 1999
---------------------
Dominic Ng                     Chief Executive Officer and Director
                               (Principal Executive Officer)


/s/ Julia Gouw                 Executive Vice President,                        September 30, 1999
----------------------
Julia Gouw                     Chief Financial Officer and
                               Director (Principal Financial
                               and Accounting Officer)


/s/ Jack C. Liu                Director                                         September 30, 1999
----------------------
Jack C. Liu


/s/ Herman Li                  Director                                         September 30, 1999
----------------------
Herman Li


/s/ Kenneth P. Slosser         Director                                         September 30, 1999
----------------------
Kenneth P. Slosser


/s/ Edward Zapanta             Director                                         September 30, 1999
----------------------
Edward Zapanta

                                 EXHIBIT INDEX

                                                                 Sequentially
Exhibit No.              Description                             Numbered Page
-----------    -------------------------------------             -------------


3.1 Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3(i) to the Registrant's Registration Statement on Form
               S-4, as filed September 17, 1998.

3.2 Bylaws of the Registrant, incorporated herein by reference to Exhibit 3(ii) to the Registrant's
               Registration Statement Form S-4, as filed
               September 17, 1998.

4.1            Specimen Certificate of the Registrant,
               incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-
               4, as filed September 17, 1998.

4.2 Registration Rights Agreement, incorporated herein by reference to Exhibit 4.2 to the Registrant's
               Registration Statement on Form S-4, as filed
               September 17, 1998.

4.3 Warrant Agreement, incorporated herein by reference to Exhibit 4.3 to the Registrant's
               Registration Statement on Form S-4, as filed
               September 17, 1998.

5.1            Opinion of Douglas P. Krause.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Douglas P. Krause (included in Exhibit 5.1).

99.1 Registrant's 1998 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form
               S-4, as filed on September 17, 1998.